UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2005

GOLDEN STAR RESOURCES LTD.

(Exact name of registrant as specified in its charter)

CANADA (State or other jurisdiction of incorporation or organization)	1-12284 (Commission File Number)	98-0101955 (I.R.S. Employer Identification Number)

10901 West Toller Drive, Suite 300 Littleton, Colorado (Address of principal executive offices)	80127-6312 (Zip Code)

Registrant’s telephone number, including area code: (303) 830-9000

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

     On April 15, 2005, Golden Star Resources Ltd. (“Golden Star”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an accredited investors (the “Buyer”) pursuant to which Golden Star sold, and the Buyer purchased, $50 million in aggregate principal amount of unsecured senior convertible notes (the “Notes”). This transaction is exempt from securities registration pursuant to Rule 506 of Regulation D under the Securities Act of 1933. The Notes have an initial maturity of 48 months, subject to extension by the holder or mandatory redemption by Golden Star at the holder’s election upon certain events of default or a change of control. The Notes bear interest at the rate of 6.85% per annum, payable semi-annually.

     The Notes are convertible into Golden Star’s common shares at any time after their issuance at a rate equal to the amount of principal to be converted divided by $4.50, subject to certain adjustments in the event of a dividend, distribution, stock split, reverse stock split or tender offer affecting all or substantially all of the holders of Golden Star’s common shares. In addition, holders of the Notes may be entitled to receive additional common shares upon conversion (the “Additional Shares”) in the event of a change of control where the consideration paid for common shares (i) is wholly in cash; or (ii) includes more than 20% cash, property or equities that are not traded on the NYSE, AMEX, TSX, NASDAQ or NASDAQ SmallCap (the “Cash Transaction”). The number of Additional Shares to which the holders would be entitled will be calculated based on the effective date of and the consideration paid per share in the Cash Transaction.

     The Securities Purchase Agreement and the form of Note are filed with this Current Report.

     In connection with the issuance of the Notes, Golden Star also entered into a registration rights agreement, dated April 15, 2005, with the Buyer (the “Registration Rights Agreement”) pursuant to which Golden Star agreed to file a shelf registration statement covering resales of the common shares issuable upon conversion of the Notes. The Registration Rights Agreement is filed with this Current Report.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

See Item 1.01, which is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

See Item 1.01, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) The following exhibits are filed herewith:

	Exhibit 4.1.	Securities Purchase Agreement

	Exhibit 4.2	Form of Senior Convertible Note

	Exhibit 4.3	Registration Rights Agreement

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date: April 18, 2005

Golden Star Resources Ltd.
By:	/s/ Allan J. Marter
Allan J. Marter
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit 4.1.	Securities Purchase Agreement

Exhibit 4.2	Form of Senior Convertible Note

Exhibit 4.3	Registration Rights Agreement